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                                  Exhibit 2(c)


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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 25, 1997 with respect to the financial statements of North American Security Life Insurance Company and February 14, 1997 with respect to the financial statements of NASL Variable Life Account, in Post Effective Amendment No. 3 to this Registration Statement (Form S-6, File No. 33-92466) in the Financial Statement section of the Registration Statement.


                                       Ernst & Young LLP


Boston, Massachusetts
April 25, 1997



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